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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 30, 1998, accompanying the consolidated financial statements of Alrenco, Inc. and Subsidiaries, after restatement for the 1998 pooling of interests with RTO, Inc., included in the Quarterly Report of Alrenco, Inc., on Form 10-Q for the quarter ended March 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Alrenco, Inc., on Form S-8 (File No. 333-08915, effective July 26,
1996).


/s/ GRANT THORNTON LLP
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    Grant Thornton LLP

Dallas Texas
May 12, 1998